As filed with the Securities and Exchange Commission on August 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARTS iD, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3674868
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1 Corporate Drive, Suite C Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

PARTS iD, Inc. Amended and Restated 2020 Equity Incentive Plan

(Full Title of Plans)

Lev Peker

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

(Name and Address of Agent for Service)

(609) 642-4700

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrew P. Gilbert, Esq.

James M. Fischer, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

PARTS iD, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 5,000,000 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the PARTS iD, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the Plan filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 11, 2021 (Commission File No. 333- 252999).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023, as amended by that certain Amendment No. 1 on Form 10-K/A filed with the SEC on May 1, 2023;

●	the registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023; filed with the SEC on May 22, 2023 and August 15, 2023, respectively;

●	the registrant’s Current Reports on Form 8-K filed with the SEC on each of January 6, 2023, January 17, 2023, February 7, 2023, February 8, 2023, February 21, 2023, February 23, 2023, March 6, 2023, April 27, 2023, May 22, 2023, May 26, 2023, June 20, 2023, July 12, 2023, July 17, 2023, August 3, 2023, August 8, 2023, August 11, 2023, August 14, 2023 and August 18, 2023; and

●	the description of Class A common stock, par value $0.0001 per share, contained in the registrant’s Registration Statement on Form 8-A (File No. 001-38296) filed with the SEC on November 23, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation, dated November 20, 2020, incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form 8-A filed on November 23, 2020.

4.2	Amended and Restated Bylaws of the registrant, effective November 20, 2020, incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form 8-A filed on November 23, 2020.

4.3	PARTS iD, Inc. 2020 Equity Incentive Plan, incorporated by reference to Annex E to the registrant’s Information Statement on Schedule 14C filed on October 30, 2020.

4.5	Form of Option Agreement under the PARTS iD, Inc. 2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on November 27, 2020.

4.6	Form of Restricted Stock Unit Agreement under the PARTS iD, Inc. 2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on November 27, 2020.

5.1*	Opinion of Counsel.

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on August 21, 2023.

PARTS iD, INC.

By:	/s/ Lev Peker
Lev Peker
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lev Peker and James Doss, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement on Form S-8 filed herewith has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lev Peker	Director and Chief Executive Officer	August 21, 2023
Lev Peker	(Principal Executive Officer)

/s/ James Doss	Chief Financial Officer	August 21, 2023
James Doss	(Principal Financial Officer and Principal Accounting Officer)

/s/ Prashant Pathak	Chairman of the Board of Directors	August 21, 2023
Prashant Pathak

/s/ Aditya Jha	Director	August 21, 2023
Aditya Jha

/s/ Darryl T.F. McCall	Director	August 21, 2023
Darryl T.F. McCall

/s/ Rahul Petkar	Director	August 21, 2023
Rahul Petkar

/s/ Edwin J. Rigaud	Director	August 21, 2023
Edwin J. Rigaud

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